Schedule A
Dated April 30, 2019
To The
Expense Limitation Agreement
Dated April 29, 2012
Between
Touchstone Variable Trust and Touchstone Advisors, Inc.

Fund	Expense Limit	Termination Data
Touchstone Active Bond Fund	0.97%	April 30, 2020
Touchstone Balanced Fund	0.85%	April 30, 2020
Touchstone Bond Fund	0.67%	April 30, 2020
Touchstone Focused Fund	1.21%	April 30, 2020
Touchstone Common Stock Fund	0.73%	April 30, 2020
Touchstone Large Cap Core Equity	1.06%	April 30, 2020
Touchstone Small Company Fund	0.76%	April 30, 2020
Touchstone Aggressive ETF Fund	0.75%	April 30, 2020
Touchstone Conservative ETF Fund	0.75%	April 30, 2020
Touchstone Moderate ETF Fund	0.75%	April 30, 2020

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE VARIABLE SERIES TRUST

By:	/s/ Terrie Wiedenheft

Terrie A. Wiedenheft Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Steven M. Graziano

Steven M. Graziano President

By:	/s/ Terrie Wiedenheft
Terrie Wiedenheft Chief Financial Officer

Signature Page – Schedule A to Expense Limitation Agreement